UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2026

Constellium SE
(Exact name of registrant as specified in its charter)

France	001-35931			98-0667516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

300 East Lombard Street,
Suite 1710
	Baltimore,	MD	21202
(Address of principal executive office (US))

	(443)	420-7861
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	CSTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On March 12, 2026, Constellium SE (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) authorized a new share repurchase program of up to $300 million of the Company’s outstanding ordinary shares, which will be effective following the Company’s 2026 Annual General Meeting of Shareholders on May 21, 2026, and expire on December 31, 2028. The new share repurchase program will replace the current share repurchase program authorized by the Board of Directors in February 2024 .
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
 (d)  Exhibits
The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release by Constellium SE dated March 12, 2026
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTELLIUM SE
(Registrant)

March 12, 2026	By:	/s/ Jack Guo
	Name:	Jack Guo
	Title:	Chief Financial Officer